Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information

On December 31, 2009, pursuant to the terms and conditions of the Purchase and Sale Agreement dated as of December 1, 2009 (“Agreement”), between MarkWest Energy Partners, L.P. (the “Partnership”) and Enbridge Offshore (Gas Transmission) L.L.C. (“Enbridge”), the Partnership completed the sale of its 50% limited liability company membership interest in Starfish Pipeline Company, L.L.C. (“Starfish”) to Enbridge. The total consideration consists of a base cash purchase price of $25 million, subject to adjustment by an amount equal to 50% of the net working capital of Starfish as of December 31, 2009 as determined in accordance with the Agreement.

The following unaudited pro forma condensed consolidated balance sheet gives effect to the sale of Starfish as if it had been consummated on September 30, 2009. The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2008 and the nine months ended September 30, 2009, give effect to the sale as if it had occurred on January 1, 2008. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (a) directly attributable to the sale of Starfish, (b) factually supportable and (c) with respect to the statements of operations, expected to have a continuing impact on the results. The unaudited pro forma condensed consolidated financial statements are based on assumptions that the Partnership believes are reasonable under the circumstances and are intended for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the operating results or financial position that would have occurred if the sale of Starfish had been completed at the dates indicated. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and the Partnership’s historical audited consolidated financial information.

MarkWest Energy Partners, L.P.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2009

(in thousands)

	(1)	Pro Forma
	Historical	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$65,306	$—		$65,306
Receivables and other current assets	163,203	—		163,203
Fair value of derivative instruments	17,796	—		17,796
Total current assets	246,305	—		246,305

Property, plant and equipment	2,003,400	—		2,003,400
Less: accumulated depreciation	(148,244)	—		(148,244)
Total property, plant and equipment, net	1,855,156	—		1,855,156

Other long-term assets:
Intangibles, net of accumulated amortization of $73,542	664,605	—		664,605
Fair value of derivative instruments	30,634	—		30,634
Other long-term assets	99,563	(24,291)	a	75,272
Total other long-term assets	794,802	(24,291)		770,511
Total assets	$2,896,263	$(24,291)		$2,871,972

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Fair value of derivative instruments	$35,134	$—		$35,134
Other current liabilities	175,522	—		175,522
Total current liabilities	210,656	—		210,656

Deferred income taxes	11,623	(1,385)	b	10,238
Fair value of derivative instruments	33,663	—		33,663
Long-term debt, net of discounts of $41,548	1,160,498	(26,312)	c	1,134,186
Other long-term liabilities	82,378	—		82,378

Commitments and contingencies

Partners’ Capital:
MarkWest Energy Partners, L.P. partners’ capital (66,266 common units outstanding)	1,163,494	2,021	d	1,166,900
		1,385	b
Non-controlling interest in consolidated subsidiaries	233,951	—		233,951
Total partners’ capital	1,397,445	3,406		1,400,851
Total liabilities and partners’ capital	$2,896,263	$(24,291)		$2,871,972

(1)          Amounts derived from MarkWest Energy Partners, L.P. Form 10-Q for the nine months ended September 30, 2009.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

MarkWest Energy Partners, L.P.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2009

(in thousands, except per unit data)

	(1)	Pro Forma
	Historical	Adjustments		Pro Forma
Revenue:
Revenue	$576,300	$—		$576,300
Derivative loss	(65,173)	—		(65,173)
Total revenue	511,127	—		511,127

Operating expenses:
Purchased product costs	274,052	—		274,052
Derivative loss related to purchased product costs	39,954	—		39,954
Facility expenses	93,945	—		93,945
Derivative loss related to facility expenses	122	—		122
Selling, general and administrative expenses	46,265	—		46,265
Depreciation	69,621	—		69,621
Amortization of intangible assets	30,638	—		30,638
Other operating expenses	1,579	—		1,579
Impairment of goodwill and long-lived assets	5,855	—		5,855
Total operating expenses	562,031	—		562,031

Loss from operations	(50,904)	—		(50,904)

Other income (expense):
Earnings (loss) from unconsolidated affiliates	1,260	(1,848)	e	(588)
Interest expense	(63,964)	816	f	(63,148)
Amortization of deferred financing costs and discount (a component of interest expense)	(6,528)	—		(6,528)
Derivative gain related to interest expense	2,265	—		2,265
Other income, net	2,747	(738)	g	3,256
		1,247	h
Loss before provision for income tax	(115,124)	(523)		(115,647)

Provision for income tax expense (benefit):
Current	6,530	52	j	6,582
Deferred	(34,693)	(108)	j	(34,801)
Total provision for income tax	(28,163)	(56)		(28,219)

Net loss	(86,961)	(467)		(87,428)
Net income attributable to non-controlling interest	(1,914)	—		(1,914)
Net loss attributable to the Partnership	$(88,875)	$(467)		$(89,342)

Net loss attributable to the Partnership’s common unitholders:
Basic	$(1.52)			$(1.53)
Diluted	$(1.52)			$(1.53)

Weighted average number of outstanding common units:
Basic	59,168			59,168
Diluted	59,168			59,168

Cash distribution declared per common unit	$1.920			$1.920

(1)          Amounts derived from MarkWest Energy Partners, L.P. Form 10-Q for the nine months ended September 30, 2009.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

MarkWest Energy Partners, L.P.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2008

(in thousands, except per unit data)

	(1)	Pro Forma
	Historical	Adjustments		Pro Forma
Revenue:
Revenue	$1,060,662	$—		$1,060,662
Derivative gain	277,828	—		277,828
Total revenue	1,338,490	—		1,338,490

Operating expenses:
Purchased product costs	615,902	—		615,902
Derivative loss related to purchased product costs	22,371	—		22,371
Facility expenses	103,682	—		103,682
Derivative loss related to facility expenses	644	—		644
Selling, general and administrative expenses	68,975	—		68,975
Depreciation	67,480	—		67,480
Amortization of intangible assets	38,483	—		38,483
Other operating expenses	307	—		307
Impairment of goodwill and long-lived assets	36,351	—		36,351
Total operating expenses	954,195	—		954,195

Income from operations	384,295	—		384,295

Other income (expense):
Earnings (loss) from unconsolidated affiliates	90	(367)	e	(277)
Impairment of unconsolidated affiliate	(41,449)	41,449	i	—
Interest expense	(64,563)	132	f	(64,431)
Amortization of deferred financing costs and discount (a component of interest expense)	(8,299)	—		(8,299)
Other income, net	3,528	(1,768)	g	3,765
		2,005	h
Income before provision for income tax	273,602	41,451		315,053

Provision for income tax expense (benefit):
Current	15,032	869	j	15,901
Deferred	53,798	3,209	j	57,007
Total provision for income tax	68,830	4,078		72,908

Net income	204,772	37,373		242,145
Net loss attributable to non-controlling interest	3,301	—		3,301
Net income attributable to the Partnership	$208,073	$37,373		$245,446

Net income attributable to the Partnership’s common unitholders:
Basic	$4.02			$4.74
Diluted	$4.02			$4.74

Weighted average number of outstanding common units:
Basic	51,013			51,013
Diluted	51,016			51,016

Cash distribution declared per common unit	$2.059			$2.059

(1)          Amounts derived from MarkWest Energy Partners, L.P. Form 10-K for the year ended December 31, 2008, as modified by Form 8-K filed on May 18, 2009.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.               Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements and explanatory notes present how the financial statements of MarkWest Energy Partners, L.P. may have appeared had the sale of Starfish occurred as of September 30, 2009 with respect to balance sheet information, or as of January 1, 2008 with respect to statements of operations. The transaction for which these unaudited pro forma financial statements are presented is explained in the introductory paragraph to the accompanying pro forma financial information.

These unaudited pro forma condensed consolidated financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the management of the Partnership; therefore, actual results could differ materially from the pro forma information. However, management believes the assumptions provide a reasonable basis for presenting the significant effects of the transaction.  The Partnership believes the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information.

The pro forma adjustments assume no impact on the accounting for the merger of MarkWest Energy Partners, L.P. and MarkWest Hydrocarbon, Inc. which occurred on February 21, 2008.

2.               Gain on Sale of Starfish

As noted in Note 3(d), an estimated gain on the sale of Starfish is reflected in retained earnings in the accompanying unaudited pro forma condensed consolidated balance sheet. However, the accompanying unaudited pro forma condensed consolidated statements of operations do not give effect to any gain on the disposition as this is a non-recurring item that will have no continuing impact on the Partnership’s financial results. The table below shows the estimated gain that has been excluded from the unaudited pro forma condensed consolidated statements of operations assuming that the transaction occurred on September 30, 2009 ($ in millions).

9/30/2009
Estimated net proceeds*	$26.3
Book value of investment in Starfish	24.3
Estimated gain	$2.0

*Estimated proceeds include an estimated working capital adjustment of $1.8 million.

3.               Pro Forma Adjustments

Condensed Consolidated Balance Sheet

a.               To remove the recorded value of the Partnership’s investment in Starfish.

b.              To reverse the deferred tax asset related to the Partnership’s investment in Starfish at September 30, 2009.

c.               To reflect the estimated net proceeds from sale of $26.3 million assuming that all proceeds were used to pay down amounts outstanding under the Partnership’s revolving credit facility. The long term senior notes provide for multiple options when proceeds are received from the sale of assets including the pay down of the Partnership’s revolving credit facility.  The net proceeds include the $25.0 million base purchase price, plus a $1.8 million working capital adjustment, less $0.5 million of transaction costs. The working capital adjustment is an estimate based on the unaudited balance sheet provided by Starfish as of September 30, 2009.

d.              To reflect the retained earnings impact of the estimated gain on the sale of Starfish.

Condensed Consolidated Statements of Operations

e.               To remove the Partnership’s share of Starfish’s net income for the periods presented.

f.                 To reduce interest expense based on the assumption that the $26.3 million in proceeds would have reduced the borrowings on the Partnership’s revolving credit facility beginning in November 2008 through September 2009. The estimated interest expense savings is calculated using rates ranging from 2.0% to 4.75%, which approximate the average borrowing rates under the revolving credit facility during that time period.  For the majority of the period from January 2008 to November 2008, the Partnership had no outstanding borrowings under the revolving credit facility, and therefore, the Partnership has assumed that the proceeds would have increased the balance of cash invested in short-term money market accounts and the related interest income during that period. Based on an interest rate of 2.75%, potential interest income of $0.7 million for the year ended December 31, 2008 is not reflected in the pro forma adjustments.

g.              To remove miscellaneous income recognized during the periods presented related to proceeds from insurance claims. The claims related to property damages and business interruptions at Starfish caused by hurricanes in 2005 and 2008.

h.              To remove insurance premium expense that the Partnership incurred to insure its interest in Starfish during the periods presented.

i.                  To remove the impairment expense recorded in December 2008 to write-down the value of the Partnership’s investment in Starfish.

j.                  To tax effect the pro forma adjustments listed above. The tax effect was calculated based on the Partnership’s taxable subsidiary’s ownership percentage in the Partnership and its statutory tax rate.